UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014 (July 31, 2014)

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pick ‘n Save Shopping Center

On July 31, 2014, Inland Real Estate Income Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Registrant”), through our wholly owned subsidiary and the owner of Pick ‘n Save Shopping Center, IREIT WEST BEND MAIN, L.L.C. (the “Pick ‘n Save Subsidiary”), entered into a loan with PNC BANK NATIONAL ASSOCIATION for $11.65 million. The loan is secured by a first mortgage on the Pick ‘n Save Shopping Center. On July 31, 2014, at the initial closing, approximately $9.56 million was funded under the loan. The unfunded portion of the loan will be funded with the earnout closings as previously disclosed in our Current Report filed with the Securities and Exchange Commission (the “SEC”) on July 17, 2014, and subject to parameters set forth in the agreements governing the loan and the acquisition of the Pick ‘n Save Shopping Center. The Pick ‘n Save Subsidiary paid the lender a commitment fee of $40,775 at the initial closing.

The loan bears interest at a variable rate per annum equal to the sum of the British Bankers Association LIBOR rate plus 1.60%. As part of the financing transaction, the Pick ‘n Save Subsidiary entered into an interest rate swap contract to fix the variable interest rate in order to manage the risk exposed to interest rate fluctuations. As a result, the effective annual interest rate of the loan is 3.54% per annum through the initial maturity date of July 31, 2019. The loan agreement allows the Pick ‘n Save Subsidiary to extend the initial maturity date, subject to certain conditions and fees, by up to two years pursuant to two one-year extension options.

The loan requires the Pick ‘n Save Subsidiary to make monthly payments of interest only until the initial maturity date, subject to any extensions of the maturity date described above, on which date the outstanding principal balance of the loan plus all accrued and unpaid interest will be due. Subject to certain conditions, as set forth in the loan documents, the Pick ‘n Save Subsidiary may prepay all or a portion of the loan and obtain the release of the property and the related obligations under the loan documents. Provided no principal payments are made during the term of the loan and that the entire principal amount is borrowed, approximately $11.65 million will be due and payable at the initial maturity date.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents, including limitations on the incurrence of unpermitted liens on the properties. The loan documents also contain various customary events of default, including the non-payment of principal or interest, any default in compliance with the covenants contained in the documents evidencing the loan and bankruptcy or other insolvency events. If an event of default occurs under the loan, the lender may declare the debt to be immediately due and payable, and in certain limited cases the loan balance may become immediately due and payable without any action by the lender. In the event of a default, the Pick ‘n Save Subsidiary will be required to pay a default interest rate equal to the lessor of 5% per annum above the current rate or the maximum interest rate permitted by applicable law.

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The loan is non-recourse to us and the Pick ‘n Save Subsidiary, with certain exceptions for borrower bankruptcy. We have guaranteed the obligations or liabilities of the Pick ‘n Save Subsidiary to lender for any losses, costs or damages arising out of or in connection with (i) any fraud, intentional misrepresentation or willful misconduct of the Company, the Pick ‘n Save Subsidiary or their affiliates; (ii) any physical waste of the property; and (iii) the breach of any representation or warranty concerning environmental laws, among other things. Further, we have guaranteed all construction obligations of the seller in the event of any default by the seller following the commencement of construction in connection with the seller’s obligations to complete construction of the additional earnout space as described in our Current Report filed with the SEC on July 17, 2014.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the agreements attached to this Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4, which are incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Loan Agreement, dated as of July 31, 2014, between IREIT WEST BEND MAIN, L.L.C., and PNC BANK NATIONAL ASSOCIATION

10.2	Promissory Note, made as of July 31, 2014, by IREIT WEST BEND MAIN, L.L.C. for the benefit of PNC BANK NATIONAL ASSOCIATION

10.3	Guaranty of Payment, Recourse Obligations and Completion, dated as of July 31, 2014, by INLAND REAL ESTATE INCOME TRUST, INC. in favor of PNC BANK NATIONAL ASSOCIATION

10.4	Environmental Indemnity Agreement, dated as of July 31, 2014, made by IREIT WEST BEND MAIN, L.L.C. and INLAND REAL ESTATE INCOME TRUST, INC. in favor of PNC BANK NATIONAL ASSOCIATION

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	August 5, 2014	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement, dated as of July 31, 2014, between IREIT WEST BEND MAIN, L.L.C., and PNC BANK NATIONAL ASSOCIATION

10.2	Promissory Note, made as of July 31, 2014, by IREIT WEST BEND MAIN, L.L.C. for the benefit of PNC BANK NATIONAL ASSOCIATION

10.3	Guaranty of Payment, Recourse Obligations and Completion, dated as of July 31, 2014, by INLAND REAL ESTATE INCOME TRUST, INC. in favor of PNC BANK NATIONAL ASSOCIATION

10.4	Environmental Indemnity Agreement, dated as of July 31, 2014, made by IREIT WEST BEND MAIN, L.L.C. and INLAND REAL ESTATE INCOME TRUST, INC. in favor of PNC BANK NATIONAL ASSOCIATION

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